EXHIBIT 99.1

For Additional Information:
Corporate Communications, Cygnus
(650) 369-4300	www.cygn.com

FOR IMMEDIATE RELEASE

Cygnus Seeks Approval for Children Ages 7-17 to Use GlucoWatch® Biographer
Company Also Provides a Corporate Update

Redwood City, CA – September 24, 2001 – Cygnus, Inc. (Nasdaq: CYGN) today announced that it has submitted a supplemental pre-market approval (PMA) application to the Food and Drug Administration (FDA) for use of the GlucoWatch® Biographer by children and adolescents (ages 7-17) with diabetes.

“I am proud to announce this very important submission. The risk of developing diabetes is higher than virtually all other severe chronic childhood diseases. Diabetes affects nearly one out of every 600 children in this country, a total of more than 100,000 children. The interest in the GlucoWatch Biographer by parents trying to help with their children’s diabetes has been very strong,” stated John C Hodgman, Chairman, Chief Executive Officer and President of Cygnus, Inc. “We are now one step closer to providing these families with a new tool that will give more information about glucose levels, thereby enabling more informed choices to effectively manage this disease.”

Cygnus has been studying potential GlucoWatch Biographer benefits for this age group for some time. Promising data were first presented at the American Diabetes Association 61st Scientific Sessions in June 2001. A subsequent pilot study (not part of the FDA pediatric clinical studies) was conducted by H. Peter Chase, MD, Clinical Director Emeritus, Barbara Davis Center for Childhood Diabetes, University of Colorado. According to Dr. Chase, “We were very pleased with the ability of the GlucoWatch Biographer to detect low glucose levels during the night, and we have encouraging information regarding the effect of Biographer usage on HbA1c levels, an indicator of glucose control.” Dr. Chase, who was recently named the 2001 Outstanding Physician Clinician in Diabetes by the American Diabetes Association, added, “This is very exciting and encouraging for the future of children living with diabetes."

 “In addition to this pediatric submission, we have been working diligently on a number of fronts,” Mr. Hodgman continued. “We are currently in advanced discussions with multiple companies for a potential sales alliance in the U.S. and we are preparing for a launch. In addition, during the current quarter we initiated direct-to-consumer marketing efforts to sell the GlucoWatch Biographer in the United Kingdom and are pleased with the level of interest and purchase to date.”

Like many other companies, Cygnus is experiencing a high trading volume and stock price volatility following the terrorist attacks in the United States on September 11, 2001. As a result of these events and the resulting impact on the stock market and economy, Cygnus decided to terminate all Rule 10b5-1 trading plans that were in effect for several members of the Cygnus management team.  The effective date of termination for the plans was September 17, 2001, which was the date the U.S. stock markets reopened for trading.  No further transactions will be conducted under the terminated Rule 10b5-1 plans. Cygnus may permit its insiders to adopt new Rule 10b5-1 plans in the future as appropriate.

Earlier this year, the Board amended Cygnus' insider trading policy to permit stock trading programs under the Rule 10b5-1 of the U.S. Securities Exchange Act of 1934, which permits employees and other insiders to adopt written plans at a time when they are not aware of material nonpublic information and to trade shares according to the plan, regardless of any subsequent nonpublic information they receive or the price of the stock at the time of the trade.

Several members of the Cygnus management team adopted such plans in order to gradually diversify their financial holdings, minimize the market effect of such sales by spreading them over a more extended period than the traditional trading "window" and avoid being prohibited from trading any shares for long periods of time due to material nonpublic information they may possess during the traditional trading "windows."

The World Health Organization (WHO) estimates there are 125 million people worldwide with diabetes. This number has increased 15% in the last ten years and is expected to double by 2005. In the U.S., approximately ten million Americans have been diagnosed with diabetes and each year approximately 13,000 children are diagnosed. Diabetes is a leading cause of death in the U.S., and the complications of uncontrolled diabetes result in an estimated $100 billion in medical costs annually. The current worldwide market for glucose measuring products is estimated at between $3 and $4 billion, and it is expected to exceed $4.7 billion by 2002.  The U.S. is estimated to account for 50-60% of all sales, while Western Europe accounts for approximately 30%.

The GlucoWatch Biographer differs from conventional blood glucose testing devices in several ways. It automatically and non-invasively measures glucose collected through the skin, not from blood, and displays glucose levels as often as every twenty minutes, for up to twelve hours. It also creates an “electronic diary,” storing up to 4,000 values that can be reviewed at the touch of a button. In addition, users can set personal glucose alert levels so that an alarm sounds if readings are too high or too low, or if readings decline rapidly. The GlucoWatch Biographer is not intended to replace the common “finger-stick” testing method, but is indicated as an adjunctive device to supplement blood glucose testing to provide more complete, ongoing information about glucose levels.

Cygnus, Inc. is engaged in the development and manufacture of diagnostic medical devices, utilizing proprietary technologies to satisfy unmet medical needs cost-effectively. The first such device is a frequent, automatic and non-invasive glucose monitoring device, the GlucoWatch Biographer. On March 22, 2001, Cygnus received approval from the FDA to market and commercially distribute its GlucoWatch Biographer in the United States as a prescription device for adults (18 years and older). On August 7, 2001 Cygnus announced that it received approval from the FDA for large-scale manufacturing of the AutoSensor, the consumable component of the GlucoWatch Biographer. Also in August, Cygnus submitted a PMA supplement for FDA approval for the final assembly stage of the durable Biographer, and this application is currently under review. With respect to the PMA supplement for use in children, such submissions typically fall into a 180-day review cycle. On September 11, 2001, Cygnus announced receipt of a Phase II Small Business Innovative Research (SBIR) grant for just under $750,000 from the National Institute of Diabetes and Digestive and Kidney Diseases of the National Institutes of Health (NIH), as well as the issuance of seven additional U.S. patents so far this year.

More information about Cygnus can be found at the corporate web site: http://www.cygn.com. Additional information about the GlucoWatch Biographer can be obtained by calling the Company's toll free number, 866-GLWATCH, or by visiting http://www.glucowatch.com.

Some of the statements in this news release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about the Company’s plans, objectives, expectations, intentions and assumptions and other statements contained in this news release that are not statements of historical fact. Forward-looking statements include, but are not limited to, statements about the Company’s ability to manufacture and scale-up commercially the GlucoWatch Biographer and AutoSensor, plans for manufacturing changes through the PMA supplement process, plans for commercialization alliances, the Company’s ability to achieve market acceptance of the GlucoWatch Biographer, and plans for future products. In some cases, you can identify these statements by words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions. Cygnus cannot guarantee future results, levels of activity, performance or achievements. Actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. The Company refers you to the documents the Company files from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain descriptions of certain factors that could cause the Company’s actual results to differ from the Company’s current expectations and any forward-looking statements contained in this news release. "GlucoWatch" is a registered trademark of Cygnus, Inc.

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